UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PACIFIC GOLDRIM RESOURCES, INC.
(Exact name of registrant as specified in its charter.)

Nevada	98 -0514768
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

1445 Pendrell Street, Suite 202
Vancouver, British Columbia
Canada V6C 1S3
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class
is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.
[   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.
[ x ]

Securities Act registration statement file number to which this form relates: No. 333-139649

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered

     The description of securities of the Registrant is set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form SB-2 (File No. 333-139649), as originally filed with the Securities and Exchange Commission on December 22, 2006 or as subsequently amended, and in the prospectus included in the Registration Statement hereby incorporated by reference in response to this item.

Item 2.      Exhibits

     The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement as originally filed with the Securities and Exchange Commission, SEC File No. 333-139649 on December 22, 2006 or as subsequently amended. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Conrad C. Lysiak, Attorney At Law
23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP, “DMCH” Chartered Accountants
23.2	Consent of Conrad C. Lysiak

SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACIFIC GOLDRIM RESOURCES, INC.
(Registrant)

BY:	JASON SCHLOMBS
Jason Schlombs, President, Chief
Executive Officer, Chief Financial
Officer and member of the Board of
Directors

Date:	January 30, 2008